UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2011
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 28, 2011, EMCORE Corporation (the “Company”) received a cash payment of approximately $3.4 million in satisfaction of a judgment for damages that the Company was previously awarded in connection with litigation related to patent infringement of certain patents associated with the Company’s Fiber Optics segment.  Of the total $3.4 million payment, the Company intends to apply $950,000 to the payment of legal fees, which were incurred on a contingency basis, and to use the remaining $2.5 million for general corporate purposes.

As previously disclosed in the Company’s SEC filings, the Company originally filed the lawsuit against Optium Corporation, currently part of Finisar Corporation, on September 11, 2006 in the U.S. District Court for the Western District of Pennsylvania.  After a trial in October 2009, a jury awarded the Company and JDS Uniphase Corporation (“JDSU”) monetary damages of $3.4 million.  Optium filed an appeal of this award with the Court of Appeals for the Federal Circuit, and on January 26, 2011, the Court of Appeals for the Federal Circuit fully affirmed the lower court’s jury award to the Company and JDSU.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: March 28, 2011	By: /s/ Mark B. Weinswig
Name: Mark B. Weinswig
Title: Chief Financial Officer